As filed with the Securities and Exchange Commission on June 27, 1995

                                        Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                            FORM S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933

                        EATON VANCE CORP.
       (Exact name of issuer as specified in its charter)

Maryland                                     04-2718215
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification
                                             Number)

         24 Federal Street, Boston, Massachusetts 02110
       (Address of Principal Executive Offices - Zip Code)

                1986 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the Plan)

H. Day Brigham, Jr.                     Copy to:
Eaton Vance Corp.                       Pamela J. Wilson, Esq.
24 Federal Street                       Hale and Dorr
Boston, MA  02110                       60 State Street
                                        Boston, MA 02109
(Name and address of agent for service)
Telephone number, including area code,
of agent for service: (617) 482-8260

                 CALCULATION OF REGISTRATION FEE

                              Proposed  Proposed
Title of                      maximum   maximum
Securities                    offering  aggregate
to be          Amount to be   price per offering  Amount of
registered     registered(1)  share(2)  price(2)  registration
fee

Non-Voting      100,000       $32.75   $3,275,000   $1,129.31
Common Stock    shares
$.0625 par value

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-
     Voting Common Stock.

(2) This estimate is made solely for the purpose of determining the amount of the registration fee and is based upon the price of the Company's Non-Voting Common Stock in the Over-the-Counter Market, as reported on the NASDAQ National Market System, on June 23, 1995.

                        EXPLANATORY NOTE


     This Registration Statement has been prepared in accordance with the requirements of General Instruction E to Form S-8, as amended. The purpose of this Registration Statement is to register an additional 100,000 shares of Non-Voting Common Stock, $.0625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company"), which shares have been reserved for issuance upon the exercise of rights to purchase Stock granted pursuant to the Purchase Plan. An aggregate of 312,000 shares of Stock have been previously registered for issuance under the Plan. Of these 312,000 shares, 88,000 shares were registered pursuant to a Registration Statement on Form S-8 on April 10, 1987 (File No. 33-13217), 100,000 were registered pursuant to a Registration Statement on Form S-8 on October 11, 1989 (File No. 33-31382) and 124,000 shares were registered pursuant to a Registration Statement on Form S-8 on September 16, 1991 (File No. 33-42667).

     The Company will deliver a prospectus meeting the requirements of Part I of Form S-8, as revised in Securities Act
Release No. 33-6867, June 6, 1990, to all persons granted rights to purchase stock pursuant to the Plan in accordance with the requirements of Rule 428(b)(3).

     In accordance with General Instruction E to Form S-8, as amended, the Company has provided the following information, which information is required in this Registration Statement. Moreover, as specifically required by General Instruction E, the necessary opinion and consents are attached hereto as Exhibits
5.0 and 23.1.

                 INFORMATION FOR PARTICIPANTS IN
                        EATON VANCE CORP.
  1986 EMPLOYEE STOCK PURCHASE PLAN ("PURCHASE PLAN" OR "PLAN")

                      DATED:  June 27, 1995

   THIS DOCUMENT, TOGETHER WITH THE DOCUMENTS INCORPORATED BY
       REFERENCE HEREIN, CONSTITUTES A PROSPECTUS COVERING
              SECURITIES THAT HAVE BEEN REGISTERED
                UNDER THE SECURITIES ACT OF 1933.

    EACH PARTICIPANT WILL BE GIVEN A COPY OF THE MOST RECENT
       EATON VANCE CORP. ANNUAL REPORT SIMULTANEOUSLY WITH
          THE RECEIPT OF THIS DOCUMENT UNLESS HE OR SHE
      HAS ALREADY RECEIVED SUCH REPORT FROM THE COMPANY.

                      Rule 428 (b) (1)
                                             File No. 33-


                        EATON VANCE CORP.
  1986 EMPLOYEE STOCK PURCHASE PLAN ("PURCHASE PLAN" OR "PLAN")



     This document, together with (i) the statement appearing on page 9 of this document advising participants of the availability of Exchange Act reports and other documents incorporated by reference and (ii) such incorporated reports and documents, are hereinafter referred to, collectively, as the "Prospectus".

     This Prospectus relates to shares of Non-Voting Common Stock, $.0625 par value per share (the "Stock"), of Eaton Vance Corp. (the "Company") not exceeding in the aggregate 412,000 shares which have been reserved for issuance under the Purchase Plan.

     This Prospectus is not available for reoffers or resales of Stock acquired by "affiliates" of the Company (as defined by the Securities Act of 1933 and Rules 144 and 405 promulgated thereunder).

     The executive offices of the Company are located at 24
Federal Street, Boston, Massachusetts 02110; telephone number
617-482-8260.

     This Prospectus also covers such additional shares as may be issuable under the Purchase Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Stock.


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since
the date hereof.   No person has been authorized to give any
information or to make any representations, other than as contained herein, in connection with the offer contained in the Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

                                 TABLE OF CONTENTS


                                                           Page #

Description of the Purchase Plan                            4

     General Information                                    4

     Eligibility                                            4

     Terms and Conditions                                   4-6

     Termination and Amendment                              7

     Other Information                                      7

     Federal Income Tax Consequences                        7-8

Administration of the Plan                                  8

Description of Non-Voting Common Stock                      9

Additional information about Eaton Vance Corp.              9

Legal Opinion                                               9


 DESCRIPTION OF THE PURCHASE PLAN

GENERAL INFORMATION

     The Company's 1986 Employee Stock Purchase Plan (the "Purchase Plan" or the "Plan") is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the plan provides certain employees who are not eligible to receive favorable tax treatment under Section 423 of the Code with the right to purchase shares on a nonqualified basis. The Purchase Plan became effective as of October 31, 1986, the date it was adopted by the Board of Directors, and was subsequently approved by the shareholders of the Company. The Board of Directors voted on January 6, 1995 to amend the Purchase Plan by increasing from 312,000 to 412,000 the number of shares of Non-Voting Common Stock, $.0625 par value, of the Company (the "Stock") for issuance upon the exercise of the right to purchase such shares. The purpose of the Purchase Plan is to provide a method for employees of the Company to have an opportunity to participate in the growth and development of the Company by acquiring a proprietary interest in it through the purchase of Stock.

ELIGIBILITY

     Participation in the Purchase Plan is completely voluntary. Any person who has been employed by the Company (or any of its subsidiaries, the employees of which have been designated by the Administrator (as defined below) as eligible to participate in the Plan) on a full-time basis for at least twelve consecutive months prior to the first day of any offering period is eligible to participate in the Plan for that offering period. Full-time employees include all employees who customarily work in excess of twenty hours per week and more than five months per calendar year.

TERMS AND CONDITIONS

     Offering Dates. The Purchase Plan is implemented by one or more offerings (each of which is an "Offering") from time to time and for such time period ("Offering Period") as determined by the Board of Directors of the Company or other administrator of the Plan appointed by the Board of Directors (the "Administrator"). Each such Offering Period shall be no longer than twenty-seven
(27) months in duration. At the start of each Offering Period, the Administrator will advise each eligible employee of the maximum number of shares that the employee may purchase under the Offering. No rights may be granted under the Plan after November 1, 1996.

     Participation in the Plan. Eligible employees become participants in the Purchase Plan by delivering to the Administrator prior to the commencement of an Offering Period an enrollment form authorizing payroll deductions and/or indicating that some or all of the purchase price of the Stock will be paid by one or more lump sum payments if permitted by the Administrator. Although under the Plan the Administrator may permit payment by lump sum, no lump sum payments are currently permitted.

     Under the Plan, a participant may elect on the enrollment form a percentage of the participant's base salary that may be withheld or paid by lump sum during the Offering Period and used to exercise the purchase right. This percentage may not exceed fifteen percent (15%) of the employee's annual base rate of compensation on the date the employee elects to participate in the Offering. In addition, a participant's right to purchase Stock under the Plan (and any other employee stock purchase plan maintained by the Company or its subsidiaries) cannot accrue at a rate that would permit the employee to purchase more than $25,000 worth of Stock (determined at the fair market value of the Stock as of the date such right is granted) for each calendar year in which such right is outstanding. An employee who becomes eligible to participate in the Plan after the commencement of an Offering must wait until the commencement of the next Offering.

     Purchase Price. The purchase price per share at which shares of Stock are sold in an Offering under the Purchase Plan is the lower of 90% of the fair market value of a share of Stock on the day of commencement of the Offering Period or 90% of the fair market value of a share of Stock on the last day of the Offering Period. The Administrator has discretion to establish a purchase price other than 90% of such amounts but in no event less than 85% of such amounts. The fair market value of the Stock on a given date is determined by the Administrator, based upon the price at which the last trade on that date on the over-the-counter market was effected, as reported on the NASDAQ National Market System.

     Payment of Purchase Price: Payroll Deductions. Lump-sum Payments. The purchase price of the shares of Stock will be accumulated through payroll deductions or, if the Administrator so determines, through lump sum payments or both over the term of the Offering Period. A participant may discontinue his participation in the Plan in whole but not in part at any time prior to the end of an Offering Period. A participant may not increase or decrease the rate of payroll deductions at any time during the Offering Period. Normally, payroll deductions commence on the first payday following the start of the Offering Period and continue at the same rate until the end of the Offering Period unless sooner terminated as provided in the Plan.

     All payroll deductions (and lump sum payments, if applicable) are credited to the participant's account under the Plan and are deposited with the general funds of the Company. To the extent that an employee's payroll deductions (or lump sum payments, if applicable) exceed the amount required to purchase the whole number of shares of Stock subject to his right to purchase, such excess will either be carried forward to the next Offering or refunded to the employee without interest, at the employee's election. All payroll deductions (and lump sum payments, if applicable) received or held by the Company may be used by the Company for any corporate purpose.

     Purchase of Stock: Exercise of Right to Purchase. By executing an enrollment form to participate in an Offering under the Purchase Plan, the employee subscribes to purchase as many full shares of Stock as he would be able to buy with his payroll deductions (and lump sum payments, if applicable) credited to his account during the Offering Period at the purchase price described above. See "Purchase Price", above. Unless the employee's participation is discontinued, his right to purchase shares of Stock will be exercised automatically at the end of the Offering Period or other exercise date at the applicable price. See "Withdrawal", below.

     Effective with respect to any Offering Period beginning on or after November 1, 1991, participants shall not receive Stock certificates issued upon exercise of a right granted hereunder until the earliest of

     (a)  the first annual anniversary date of the exercise date
     (the last day of the Offering Period) on which the shares of Stock evidenced by the certificate were purchased,

     (b)  the participant's death, or

     (c) the date on which the participant presents proof satisfactory to the Company that he or she has either become disabled within the meaning of Code Section 22(e)(3) or needs such shares of Stock on account of Hardship (as defined below).

     The Company or such agent as it designates shall hold such Stock certificates in escrow pending their release to the participant (or, if the participant has died, to such beneficiary or beneficiaries as the participant has designated in writing during his or her lifetime to the Company, or if the participant has not made such a designation, to his or her surviving spouse, or if none, to the participant's estate, without interest).

     Hardship shall mean the occurrence of one or more of the following events: (a) a death within the participant's immediate family, (b) extraordinary medical expenses for one or more members of the participant's immediate family which are not covered by insurance programs sponsored by the Company, (c) the education costs of one or more members of the participant's family, (d) the purchase or renovation of a principal place of residence of the participant, or (e) such other financial emergency needs as may be approved by the Company on a uniform and nondiscriminatory basis.

     If the number of shares of Stock which would otherwise be subject to a right to purchase by all participants at the beginning of an Offering Period exceeds the number of shares of Stock then available under the Plan or the maximum number of shares of Stock which the Administrator has made available for that Offering, a pro rata allocation of the shares remaining shall be made in as equitable a manner as is practicable.

     Withdrawal. A participant's interest in a given Offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Offering. Such withdrawal may be elected at any time prior to the end of the applicable Offering Period. In such event, any amount credited to the participant's account will be returned, without interest, to the participant.

     Any withdrawal by a participant of accumulated amounts credited to the participant for a given Offering automatically terminates the participant's interest in that Offering. In effect, the participant is given a right to purchase which may or may not be exercised during the Offering Period. By executing an enrollment form, the participant does not become obligated to make the stock purchase; rather, the subscription agreement is merely an election by the participant to subject shares of Stock to a right to purchase. Unless the participant's participation is discontinued, the right to purchase shares of Stock will be exercised automatically at the end of the Offering Period, and the maximum number of full shares of Stock purchasable with the participant's accumulated contributions will be purchased for the participant at the applicable price.

     A participant's withdrawal from an Offering does not have any effect upon the participant's eligibility to participate in subsequent Offerings under the Plan.

     Termination of Employment. Termination of a participant's employment for any reason, including retirement or death, immediately cancels his or her participation in the Purchase Plan. In such event, any amounts credited to the participant's account will be returned, without interest, to such participant or, in the case of death, to the person or persons entitled thereto as specified by the participant on the enrollment form.

     Capital Changes. In the event of any changes in the capitalization of the Company, such as mergers, consolidations, reorganizations, recapitalizations, stock splits or stock dividends, appropriate adjustments will be made by the Company in the number of shares of Stock subject to purchase under the Plan and in the purchase price per share. In the event of any such changes in which the Company does not survive, the Company will enter into an agreement providing for adjustments for then existing rights to purchase Stock.


     Nonassignability. No rights of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason.

     Reports. Individual accounts will be maintained for each participant in the Purchase Plan. Each participant will receive as promptly as practicable after the end of an Offering Period a report of his or her account setting forth the total amount of any payroll deductions or lump sum payments accumulated, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.


TERMINATION AND AMENDMENT

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect rights previously granted, nor may any amendment make any change in a right granted prior thereto which would adversely affect the rights of any participant. No amendment may be made to the Plan without the approval of the holders of Voting Common Stock of the Company if such amendment would increase the number of shares reserved under the Plan, materially increase the benefits accruing to participants under the Plan or change the class of persons eligible to participate under the Plan.

OTHER INFORMATION

     The Purchase Plan is not qualified under Section 401 of the Code and is not subject to the provisions of the Employee
Retirement Income Security Act of 1974.

     The summary of the Purchase Plan herein does not purport to be complete, and reference is made to such Purchase Plan, copies of which have been filed with the Securities and Exchange
Commission, for a full statement of its terms and provisions.

FEDERAL INCOME TAX CONSEQUENCES

     The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code. However, favorable tax treatment under Section 423 is not available for employees who own 5% or more of the total combined voting power or value of all classes of stock of the Company ("5% Owners"). 5% Owners will recognize ordinary income at the time of purchase of shares in the amount by which the aggregate fair market value of such shares exceeds the amount paid for such shares under the Plan. This ordinary income will be reflected in the 5% Owner's W-2 statement for the calendar in which such shares are purchased, and the Company will be entitled to a federal income tax deduction for the amount included. Disposition of shares acquired by 5% Owners under the Plan will result in a capital gain or loss. The 5% Owner's basis will be the aggregate fair market value of such shares on the date purchased, which is the same value used in determining the amount included in the 5% Owner's W-2 statement.

     In accordance with Section 423 of the Code, no taxable income will be recognized by a participant who is not a 5% Owner either at the time rights are granted or at the time shares are purchased under the Plan. The federal income tax treatment upon disposition of shares purchased under the Plan by a participant who is not a 5% Owner depends on when such disposition occurs, as described below:

     1. Dispositions both Two Years after Date of Grant of Right and One Year after Date of Purchase of Shares. If a participant who is not a 5% Owner and who has purchased shares of Stock does not dispose of the shares before both two years after the date of grant of the right to purchase such shares and one year after the purchase date, the participant will recognize as ordinary income an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of such disposition over the purchase price or (ii) the excess of the fair market value of the shares on the date the right to purchase was granted over the purchase price. The difference between the disposition price and the participant's basis in the shares (i.e., the purchase price plus the amount, if any, taxed as ordinary income) will be treated as long-term capital gain or loss. No deduction will be allowed to the Company for federal income tax purposes.

     2. Disposition before either Two Years after Date of Grant of Right or One Year after Date of Purchase of Shares. If a participant who is not a 5% Owner disposes of the shares of Stock before either two years after the date of grant of the right to purchase the shares or one year after the purchase date, the participant will recognize as ordinary income an amount equal to the fair market value of the shares on the date of purchase minus the purchase price for the shares.
     In addition, the participant will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the shares and the participant's basis in the shares (i.e., the purchase price plus the amount taxed as ordinary income). Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending on how long after the purchase date the disposition occurs. The Company will be entitled to a deduction in an amount equal to the amount recognized by the participant as ordinary income upon such a disqualifying disposition.

     Generally, a capital gain or loss is long-term if the property giving rise to the gain or loss was owned for more than one year; it is short-term if the property was owned for one year or less. The holding period for calculating capital gains begins on the day after the shares of Stock are acquired and the date on which the shares of Stock are disposed of is included in the period. Net capital gain, the excess of net long-term capital gain over net short-term capital loss for the year, is taxed at a maximum rate of 28%. For 1995, the maximum effective rate at which ordinary income is taxed is 39.6%. The amount of ordinary income of an individual that may be offset by capital losses in any taxable year is limited to $3,000 ($1,500 for a married individual filing a separate return.) Capital loss, whether long-term or short-term, offsets ordinary income dollar for dollar.

     The foregoing is only a general summary of federal income tax provisions relating to participation in the Plan. For precise advice as to specific transactions, it will be important in some cases to consider the state, local and foreign tax consequences of participation in the Purchase Plan and the effect, if any, of gift, estate and inheritance taxes.

                   ADMINISTRATION OF THE PLAN

     The Board of Directors has designated the Treasurer of the Company to administer the Plan. The Administrator shall administer, interpret and apply all provisions of the Plan. The present Treasurer of the Company is:


     NAME AND ADDRESS              POSITION WITH COMPANY

     William M. Steul              Treasurer
     Eaton Vance Corp.             and Principal
     24 Federal Street             Financial Officer
     Boston, MA  02110
     (617) 482-8260


     The Administrator serves at the pleasure of the Board of Directors and does not receive additional compensation for services rendered in administering the Plan. The current Treasurer is the beneficial owner of shares of the Company's Stock. For additional information about the Plan, participants may contact the Administrator.

             DESCRIPTION OF NON-VOTING COMMON STOCK

     A description of the Company's Non-Voting Common Stock is contained in the Company's Form 8-B, dated February 4, 1981, which is incorporated herein by reference (see "ADDITIONAL
INFORMATION ABOUT EATON VANCE CORP.").

     The transfer agent and registrar for the Company's Non-
Voting Common Stock is The First National Bank of Boston, P. O.
Box 1865, Boston, Massachusetts 02105.

     The Company's Non-Voting Common Stock is listed for trading in the over-the-counter market and on the Boston Stock Exchange.
The Company pays cash dividends quarterly.

         ADDITIONAL INFORMATION ABOUT EATON VANCE CORP.

     The following documents are hereby incorporated by reference in this Prospectus:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1994;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1994 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of
          1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1995 and April 30, 1995, filed under Section 15(d) of the Securities Exchange
          Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e)  all other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1990 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Prospectus and to be a part hereof commencing on the respective dates on which such documents are filed.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information incorporated herein by reference). The Company shall also deliver to each such person a copy of such other documents required to be delivered to such persons pursuant to rule 428(b) under the Securities Act of 1933, as amended, without charge. Requests for such documents or for additional information about the Administration of the Plan should be addressed to H. Day Brigham, Jr., Eaton Vance Corp., 24 Federal Street, Boston, Massachusetts 02110 (telephone (617) 482-8260).

                          LEGAL OPINION

     The legality of the shares of Stock of the Company offered hereby has been passed upon for the Company by Piper & Marbury, L.L.P., 1100 Charles Center South, 36 South Charles Street,
Baltimore, Maryland 21201.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are incorporated as of their respective dates in this Registration Statement by reference:

     (a) the Company's Annual Report to security holders which contains audited financial statements for its fiscal year ended October 31, 1994;

     (b) the Company's Annual Report on Form 10-K for the year ended October 31, 1994 and the Exhibits thereto, filed under Section 15(d) of the Securities Exchange Act of
          1934;

     (c) the Company's quarterly reports on Form 10-Q for the quarters ended January 31, 1995 and April 30, 1995, filed under Section 15(d) of the Securities Exchange
          Act of 1934;

     (d) that portion of the Company's Form 8-B dated February 4, 1981, filed under Section 12 of the Securities Exchange Act of 1934, that describes the Company's Non-Voting Common Stock, and all amendments or reports filed for the purpose of updating such description; and

     (e)  all other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since October 31, 1990 and prior to the termination of the offering of securities covered by this Registration Statement.

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.




                          LEGAL OPINION

     The legality of the shares of Stock of the Company offered hereby has been passed upon for the Company by Piper & Marbury, L.L.P., 1100 Charles Center South, 36 South Charles Street,
Baltimore, Maryland 21201.

                             EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, as amended, for the year ended October 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

     Section 2-418 of the Maryland Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Article Ninth, Section (8) of the Articles of
Incorporation of the Company provides for indemnification provisions to the extent permitted by Section 2-418.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     There are filed with the Registration Statement the following exhibits:

     5.0 Opinion of Piper & Marbury, L.L.P., as to legality of the shares being registered (See Page 10).

     23.1 Consent of Deloitte & Touche LLP (See Page 10).

     23.2 Consent of Piper & Marbury (included in Exhibit 5.0).

     24.0 Power of Attorney (See Page 13)

     28.0 Registrant's 1986 Employee Stock Purchase Plan (See
          Page 4).

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

     (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 27, 1995.

                         EATON VANCE CORP. (Issuer and Employer)


                         By: /s/ M. Dozier Gardner
                                 M. Dozier Gardner (President)

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints H. Day Brigham, Jr., Thomas Otis, Eric G. Woodbury and Pamela J. Wilson, and each of them, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

NAME                          CAPACITY                 DATE

                              Chairman and Director
Landon T. Clay                                      June  , 1995

                              President, Chief Executive
                              Officer and Director
                              (Principal Executive
/s/ M. Dozier Gardner         Officer)
M. Dozier Gardner                                   June 27, 1995

                              Vice President and Treasurer
                              (Principal Financial and
/s/ William M. Steul          Accounting Officer)
William M. Steul                                    June 27, 1995

                              Vice President and
/s/ H. Day Brigham, Jr.       Director
H. Day Brigham, Jr.                                 June 27, 1995

                              Director
John G. L. Cabot                                    June   , 1995

                              Executive Vice President
/s/ James B. Hawkes           and Director
James B. Hawkes                                     June 27, 1995

                              Vice President and
/s/ Benjamin A. Rowland, Jr.  Director
Benjamin A. Rowland, Jr.                            June 27, 1995

                              Director
Ralph Z. Sorenson                                   June   , 1995

                          EXHIBIT INDEX




                                                     Sequentially
                                                     Numbered
                                                     Pages


Exhibit 5.0 (Opinion and Consent of Piper &
   Marbury, L.L.P.)                                  Page 15

Exhibit 23.1 (Consent of Deloitte & Touche LLP)      Page 16

Exhibit 24.0 (Power of Attorney)                     Page 13

Exhibit 28.0 (Purchase Plan)                         Page 17

                                                  EXHIBIT 5.0

                         PIPER & MARBURY
                             L.L.P.



                                   June 26, 1995


Eaton Vance Corp.
24 Federal Street
Boston, Massachusetts 02110


               Registration Statement on Form S-8

Dear Sirs:

     We have acted as counsel for Eaton Vance Corp., a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-8 which is being filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 100,000 shares of the Non-Voting Common Stock of the Company (the "Shares") to be issued pursuant to Restatement No. 5 of the Company's 1986 Employee Stock Purchase Plan (the "Plan"). In that capacity, we have reviewed the charter and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered under the Plan (to the extent covered by the Registration Statement) and such other materials and matters as we have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof as contemplated in the Registration Statement, will be, under the general corporation law of the State of Maryland, legally issued, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm and to our opinion in the Registration Statement and the prospectus which is a part thereof.


                                   Very truly yours,

                                   /s/ Piper & Marbury L.L.P.
                                   Piper & Marbury L.L.P.

                                                  EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated December 13, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1994, as amended, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP


Boston, Massachusetts
June 22, 1995
                        EATON VANCE CORP.

                1986 EMPLOYEE STOCK PURCHASE PLAN

                        RESTATEMENT NO. 5

1.   PURPOSE.

     The purpose of this 1986 Employee Stock Purchase Plan (the "Plan") is to provide employees of Eaton Vance Corp. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Non-Voting Common Stock, par value $.0625 per share, of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as it may be amended (the "Code"). In addition, the Plan provides certain employees who are not eligible for favorable tax treatment under Section 423 with the right to purchase Shares on a nonqualified basis.

     2.   ADMINISTRATION OF THE PLAN.

     The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the terms of the Plan or the provisions of Section 423 of the Code.

     3.   ELIGIBLE EMPLOYEES.

     Subject to the provisions of Sections 7, 8 and 9 below, any individual who has been a full-time employee (as defined below) of

          (a)  the Company or

          (b)  any of its subsidiaries (as defined in Section
424(f) of the Code) the employees of which are designated by the Administrator as eligible to participate in the Plan,

for a period of twelve consecutive (12) months prior to an Offering Date (as defined in Section 4 below) is eligible to participate in the offering (as defined in Section 4 below) commencing on such Offering Date. A full-time employee shall mean any employee other than an employee whose customary employment is:

          (a)  20 hours or less per week, or

          (b)  not more than five months per calendar year.


     4.   OFFERING DATES AND OFFERING GRANTS.

     From time to time, the Company, by action of the Administrator, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Administrator. As of each Offering Date, the Administrator will advise each eligible employee of the maximum number of shares that the employee may purchase under the Offering (the "Offering Grant"), which shall be calculated in accordance with the requirements of Section 423 of the Code.

     5.   PRICES.

     The price per share for each Offering Grant shall be the lesser of:

          (a) ninety percent (90%) of the fair market value of a Share on the Offering Date on which such right was granted; or

          (b) ninety percent (90%) of the fair market value of a Share on the date such right is exercised; provided, that the Administrator, in its discretion, may substitute a percentage in either subparagraph (a) or (b) of this Section 5 different from ninety percent (90%), but in no event shall either such percentage be less than eighty-five percent (85%).

     6.   EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

          (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Administrator.

          (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Administrator; provided, however, that payment through regular payroll deductions may in no event commence before the date on which a prospectus with respect to the Offering of the Shares covered by the Plan is provided to each participating employee. No interest shall be paid upon payroll deductions unless specifically provided for by the Administrator.

          (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be, at the employee's discretion, either promptly returned to such employee by the Company after termination of the offering to which the payment related, or rolled over and credited to the employee's account and used to purchase shares in the next Offering Period (as defined below).


     7.   TERM OF RIGHTS.

     The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven
(27) months. The Administrator when it authorizes an Offering may designate one or more exercise periods during the Offering Period; rights granted on an Offering Date shall be exercisable on the last day of each exercise period (each of which is an "Exercise Date") in such proportion as the Administrator determines.

     8.   SHARES SUBJECT TO THE PLAN.

     No more than four hundred twelve thousand (412,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, or other similar reorganizations as to which the Company is the surviving entity, and any recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement providing for a merger, consolidation or other similar reorganization which the Company does not survive shall provide for an adjustment for any then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

     9.   NONQUALIFIED FEATURE.

     An employee who, immediately after a right to purchase Shares is granted hereunder, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with
Section 423(b)(3) of the Code ("5% owner"), will not be eligible to be granted a right intended to qualify under Section 423 of the Code. However, any employee who is a 5% Owner and who is otherwise eligible to receive a grant under the Plan shall be eligible to receive a grant hereunder that is in accordance with the terms of this Plan except that such right shall not be a right intended to qualify under Code Section 423 but rather shall be a nonqualified right that for federal income tax purposes is intended to be taxable to the grantee under Code Section 83. The Company reserves the right to withhold the issuance of shares pursuant to the exercise of any nonqualified right until the participating employee makes appropriate arrangements with the Company for such tax withholding as may be required of the Company under Federal, state or local law on account of such exercise.

     10.  LIMITATIONS ON GRANTS.

          (a) No Offering Grant may permit an employee to accrue the right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) in the fair market value of such shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time, as required by the provisions of Section 423(b)(8) of the Code.

          (b) No Offering Grant, when aggregated with rights granted under any other Offering still exercisable by the participating employee, may permit any participating employee to apply more than fifteen percent (15%) of the employee's annual rate of compensation on the date the employee elects to participate in the Offering to the purchase of Shares.

          (c) Effective with respect to any Offering Period beginning on or after November 1, 1991, no participating employee shall receive Share certificates issued upon exercise of a right granted hereunder until the earliest of

          (i)   the first annual anniversary date of
          the Exercise Date on which the Shares
          evidenced by the certificate were purchased,

          (ii)  the participating employee's death, or

          (iii) the date on which the participating employee presents proof satisfactory to the Company that he or she has either become disabled within the meaning of
     Section 22(e)(3) of the Code or needs such Shares on account of Hardship (as defined below).

The Company or such agent as it designates shall hold such Share certificates in escrow pending their release to the participating employee (or, if the employee has died, to such beneficiary or beneficiaries as the employee has designated in writing during his or her lifetime to the Company, or if the employee has not made such a designation, to his or her surviving spouse, or if none to the employee's estate, without interest). Hardship shall mean the occurrence of one or more of the following events: (I) a death within the participating employee's immediate family, (II) extraordinary medical expenses for one or more members of the participating employee's immediate family which are not covered by insurance programs sponsored by the Company, (III) the education costs of one or more members of the participating employee's family, (IV) the purchase or renovation of a principal place of residence of the participating employee, or (V) such other financial emergency needs as may be approved by the Company on a uniform and nondiscriminatory basis.

     11.  LIMIT ON PARTICIPATION.

     Participation in an offering shall be limited to eligible employees who elect to participate in such offering in the manner, and within the time limitations, established by the Administrator when it authorizes the Offering.

     12.  CANCELLATION OF ELECTION TO PARTICIPATE.

     An employee who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such offering by giving written notice of such cancellation to the Company before the expiration of any exercise period. Any amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purchase of Shares shall be paid to the employee, without interest, upon such cancellation.

     13.  TERMINATION OF EMPLOYMENT.

     Upon the termination of an employee's employment for any reason, including the death of the employee, before any Exercise Date on which any rights granted to the employee under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee or withheld from the employee's compensation through payroll deductions for the purchase of Shares shall be paid to the employee or, if the employee has died, to such beneficiary or beneficiaries as the employee has designated in writing during his or her lifetime to the Company, or if the employee has not made such a designation, to his or her surviving spouse, or if none to the employee's estate, without interest.

     14.  EMPLOYEES' RIGHTS AS SHAREHOLDERS.

     No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for the corresponding Shares and the Share certificate is actually issued.

     15.  RIGHTS NOT TRANSFERABLE.

     Rights under the Plan are not assignable or transferable by a participating employee and are exercisable only by the employee.


     16.  AMENDMENTS TO OR DISCONTINUATION OF THE PLAN.

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating employees shall not be adversely affected thereby, and provided further that, subject to the provisions of Section 8 above, no such amendment to the Plan shall, without the approval of the shareholders of the Company, increase the total number of Shares which may be offered under the Plan, change the class of persons eligible to participate in the Plan, or materially increase the benefits accruing to participants under the Plan.

     17.  EFFECTIVE DATE AND APPROVALS.

     The Plan originally became effective on October 17, 1986, the date on which the Plan was adopted by the Board of Directors.
The amendments made by this Restatement No. 5 shall become effective on January 6, 1995 (the date said amendments were adopted by the Board of Directors).

     The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been compiled with.

     18.  TERM OF PLAN.

     No rights shall be granted under the Plan after November 1, 1996.